EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To THERMEDICS DETECTION INC.:

    As independent public accountants, we hereby consent to the use of our reports dated February 3, 1997 (except with respect to the matters discussed in Note 9 as to which the date is March 26, 1997) (and to all references to our
Firm) included in or made a part of this Registration Statement and related Prospectus of Thermedics Detection Inc.

                                         ARTHUR ANDERSEN LLP

Boston, Massachusetts
July 23, 1997